                                                         [LOGO] FinPro
                                                         Building value together




October 14, 2005


Ms. Elizabeth E. Hance
President and CEO
Magyar Bancorp, MHC
Magyar Bancorp, Inc.
Magyar Bank
400 Somerset Street
New Brunswick, NJ 08901


Dear Ms. Hance:

This report represents FinPro, Inc.'s ("FinPro") updated independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Magyar Bancorp, Inc. (the "Mid Tier"). The Mid-Tier, a Delaware corporation, is offering for sale shares of its common stock in connection with the reorganization of Magyar Bank (the "Bank") into the mutual holding company form of ownership. The shares being offered represent 44.20% of the shares of common stock of the Mid-Tier that will be outstanding following the reorganization. We also intend to contribute 1.77% of the shares of the Mid-Tier that will be outstanding following the reorganization, and $500,000 in cash to a charitable foundation established by Magyar Bank, a New Jersey-chartered savings bank. After the stock offering, 54.03% of the Mid-Tier outstanding shares of common stock will be owned by Magyar Bancorp, MHC (the "MHC"), the proposed New Jersey-chartered mutual holding company parent. The Mid-Tier (hereafter referred to on a consolidated basis as the "Bank") is the proposed holding company for Magyar Bank.

This appraisal update is furnished pursuant to market pricing as of October 14, 2005 and the Bank's results for the nine months ended June 30, 2005. FinPro's initial appraisal report, dated September 2, 2005, included the Bank's results for the nine months ended June 30, 2005 and market pricing as of September 2, 2005.

In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:

     o    44.20% of the total shares will be sold to the depositors and public,
     o 1.77% of the total shares will be contributed to a charitable foundation,

     o    cash equal to $500,000 will be contributed to a charitable foundation,
     o    the stock will be issued at $10.00 per share,
     o    the conversion expenses will be $801 thousand at the midpoint,
     o there will be an ESOP equal to 8.00% of the sum of the shares sold plus the shares contributed to the foundation funded internally, amortized over 30 years straight-line,
     o there will be an MRP equal to 4.00% of the sum of the shares sold plus the shares contributed to the foundation, amortized over 5 years straight-line,
     o there will be a Stock Option Plan equal to 10% of the sum of the shares sold plus the shares contributed to the foundation, expensed at $3.83 per option over 5 years straight-line,
     o    the tax rate is assumed at 40.00%, and
     o the net proceeds will be invested at the three-year treasury rate of 3.69%, pre-tax.

In preparing this final appraisal, FinPro reviewed its original appraisal and the Bank's prospectus. FinPro considered, among other factors, recent developments in stock market conditions, changes in the interest rate environment, level of subscription interest, as well as recent developments in the Bank's financial performance. FinPro reviewed the Bank's most recent financial performance with its management as well as other sources of public information that FinPro believes are reliable; however, FinPro cannot guarantee the accuracy and completeness of such information.

FinPro's final appraisal is based upon the Bank's representation that the information contained in its prospectus and additional information furnished to us by same is truthful, accurate, and complete. FinPro did not independently verify the financial statements, and other information provided by the Bank, nor did FinPro independently value any of the Bank's assets or liabilities. This final appraisal considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

FINPRO'S VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE CONVERSION. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING ESTIMATE OF THE BANK'S PRO FORMA MARKET VALUE. FINPRO, INC. IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL OR STATE SECURITIES LAWS, AND ANY REPORT PREPARED BY FINPRO, INC. SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

FinPro's opinion is based upon circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of the Bank could materially affect the assumptions used in preparing this opinion.

---------------------------------------
        REASONS FOR THE UPDATE
---------------------------------------


Since September 2, 2005, the date of the initial appraisal, there have been some market factors which would indicate that the estimated value range needs to be adjusted. The primary reasons for this update are as follows:

     1. Recent conversion performance has been weaker that anticipated in the initial appraisal. Institutions that converted in 2005 have experienced recent price depreciation.

     2. The Comparable Group prices and pricing multiples have declined modestly.

     3.   General market indices have declined.

During the quarter ended September 30, 2005, the Bank sold land and a building, which served as the former corporate headquarters. The Bank recognized a $2.9 million gain. There was not tax impact due to the structure of the transaction. All equity related pro forma figures will be adjusted for this gain as if the gain occurred at June 30, 2005.

Additionally, the Bank's financials have been adjusted for an increase in pension related expense. As a result, the Bank posted net income of $68 thousand, a decline of $38 thousand, for the nine months ended June 30, 2005. Additionally, equity capital was reduced for the $38 thousand expense.

---------------------------------------
        RECENT MHC CONVERSION
            PERFORMANCE
---------------------------------------

In the appraisal dated September 2, 2005, FinPro made a moderate downward adjustment for subscription interest based upon the recent aftermarket performance of MHCs. Investors Savings a large recent MHC deal in New Jersey traded flat during its first few days of trading.

                  FIGURE 1 - RECENT MHC CONVERSION PERFORMANCE

                                                                                             --------------------
                                                                                              Price to Pro Forma
                                                                                             --------------------
                                                               IPO    Percentage     Net       Fully Converted
                                                     IPO      Price  Retained By   Proceeds      Book Value
   Ticker                 Short Name                 Date      ($)     MHC (%)      ($000)           (%)
-----------------------------------------------------------------------------------------------------------------
ISBC         Investors Bancorp, Inc. (MHC)        10/12/2005 10.0000        54.27    444,954               85.40
WAUW         Wauwatosa Holdings, Inc. (MHC)       10/05/2005 10.0000        68.35     85,953               82.52
             ----------------------------------------------------------------------------------------------------
Q4`05        Average                                                                                       83.96
             Median                                                                                        83.96
             ----------------------------------------------------------------------------------------------------

OTTW         Ottawa Savings Bancorp, Inc. (MHC)   07/15/2005 10.0000        55.00      7,728               74.92
UBNK         United Financial Bancorp, Inc. (MHC) 07/13/2005 10.0000        53.40     61,624               84.38
             ----------------------------------------------------------------------------------------------------
Q3`05        Average                                                                                       79.65
             Median                                                                                        79.65
             ----------------------------------------------------------------------------------------------------

COBK         Colonial Bankshares, Inc. (MHC)      06/30/2005 10.0000        54.00     17,426               82.47
HBOS         Heritage Financial Group (MHC)       06/30/2005 10.0000        70.00     25,908               84.17
NPEN         North Penn Bancorp, Inc. (MHC)       06/02/2005 10.0000        53.92      5,061               73.70
RCKB         Rockville Financial, Inc. (MHC)      05/23/2005 10.0000        55.00     71,069               85.05
FFCO         FedFirst Financial Corp. (MHC)       04/07/2005 10.0000        55.00     24,822               85.98
BFSB         Brooklyn Federal Bancorp, Inc. (MHC) 04/06/2005 10.0000        70.00     32,794               89.55
             ----------------------------------------------------------------------------------------------------
Q2`05        Average                                                                                       83.49
             Median                                                                                        84.61
             ----------------------------------------------------------------------------------------------------

PBIP         Prudential Bancorp, Inc. of
             Pennsylvania (MHC)                   03/30/2005 10.0000        55.00     48,241               86.87
KFFB         Kentucky First Federal Bancorp (MHC) 03/03/2005 10.0000        55.00     14,309               96.36
KRNY         Kearny Financial Corp (MHC)          02/24/2005 10.0000        70.00    183,196               80.04
HFBL         Home Federal Bancorp, Inc. of
             Louisiana (MHC)                      01/21/2005 10.0000        60.00     11,988               75.39
BVFL         BV Financial, Inc. (MHC)             01/14/2005 10.0000        55.00      9,646               87.78
GTWN         Georgetown Bancorp, Inc. (MHC)       01/06/2005 10.0000        55.00     10,347               88.45
             ----------------------------------------------------------------------------------------------------
Q1`05        Average                                                                                       85.82
             Median                                                                                        87.33
             ----------------------------------------------------------------------------------------------------

             ----------------------------------------------------------------------------------------------------
2005 YTD     Average                                                                                       83.94
             Median                                                                                        84.72
             ----------------------------------------------------------------------------------------------------

SFBI         SFSB Inc. (MHC)                      12/31/2004 10.0000        55.00     11,045               82.72
OSHC         Ocean Shore Holding Company (MHC)    12/22/2004 10.0000        54.30     31,767               91.09
LPBC         Lincoln Park Bancorp (MHC)           12/20/2004 10.0000        54.00      7,214               88.59
ABBC         Abington Community Bancorp, Inc.
             (MHC)                                12/17/2004 10.0000        55.00     61,040               84.85
HOME         Home Federal Bancorp, Inc. (MHC)     12/07/2004 10.0000        59.04     51,015               89.36
ACFC         Atlantic Coast Federal Corporation
             (MHC)                                10/05/2004 10.0000        60.00     49,806               87.91
PSBH         PSB Holdings, Inc. (MHC)             10/05/2004 10.0000        53.70     26,218               85.16
NVSL         Naugatuck Valley Financial Corp.
             (MHC)                                10/01/2004 10.0000        55.00     27,373               90.25
SIFI         SI Financial Group Inc. (MHC)        10/01/2004 10.0000        58.00     41,645               90.71
             ----------------------------------------------------------------------------------------------------
Q4`04        Average                                                                                       87.85
             Median                                                                                        88.59
             ----------------------------------------------------------------------------------------------------

FFFS         First Federal Financial Services,
             Inc. (MHC)                           06/29/2004 10.0000        55.00     15,372               75.90
MNCK         Monadnock Community Bancorp, Inc.
             (MHC)                                06/29/2004  8.0000        55.00      2,613               85.45
OFFO         Osage Federal Financial Inc. (MHC)   04/01/2004 10.0000        70.00      5,480               85.18
WAWL         Wawel Savings Bank (MHC)             04/01/2004 10.0000        60.78      7,027               92.82
             ----------------------------------------------------------------------------------------------------
Q2`04        Average                                                                                       84.84
             Median                                                                                        85.32
             ----------------------------------------------------------------------------------------------------

KFED         K-Fed Bancorp (MHC)                  03/31/2004 10.0000        60.91     48,472               92.00
CZWI         Citizens Community Bancorp (MHC)     03/30/2004 10.0000        67.83      7,416               83.24
CSBK         Clifton Savings Bancorp, Inc. (MHC)  03/04/2004 10.0000        55.00    113,396               92.10
CHEV         Cheviot Financial Corp. (MHC)        01/06/2004 10.0000        55.00     36,987               83.14
             ----------------------------------------------------------------------------------------------------
Q1`04        Average                                                                                       87.62
             Median                                                                                        87.62
             ----------------------------------------------------------------------------------------------------

             ----------------------------------------------------------------------------------------------------
2004         Average                                                                                       82.25
             Median                                                                                        86.68
             ----------------------------------------------------------------------------------------------------

FLTB         Flatbush Federal Bancorp, Inc. (MHC) 10/21/2003  8.0000        53.00      6,947               77.33
             ----------------------------------------------------------------------------------------------------
Q4`03        Average                                                                                       77.33
             Median                                                                                        77.33
             ----------------------------------------------------------------------------------------------------

             ----------------------------------------------------------------------------------------------------
2003         Average                                                                                       77.33
             Median                                                                                        77.33
             ----------------------------------------------------------------------------------------------------

             ----------------------------------------------------------------------------------------------------
1/1/2003     Average                                                                                       85.32
10/14/2005   Median                                                                                        85.29
             ----------------------------------------------------------------------------------------------------



                                                     ---------------------------------------------------
                                                                  Percent Change from IPO
                                                     ---------------------------------------------------
                                                      After     After    After     After     Current
                                                      1 Day    1 Week   1 Month  3 Months  Stock Price
   Ticker                 Short Name                   (%)       (%)      (%)       (%)     10/14/2005
---------------------------------------------------- ---------------------------------------------------
ISBC         Investors Bancorp, Inc. (MHC)               0.20        NA       NA        NA        10.06
WAUW         Wauwatosa Holdings, Inc. (MHC)             12.50     11.50       NA        NA        10.60
             --------------------------------------- ---------------------------------------------------
Q4`05        Average                                     6.35     11.50       NA        NA        10.33
             Median                                      6.35     11.50       NA        NA        10.33
             --------------------------------------- ---------------------------------------------------

OTTW         Ottawa Savings Bancorp, Inc. (MHC)         10.00      5.00     7.00        NA         9.75
UBNK         United Financial Bancorp, Inc. (MHC)       17.50     15.70    17.00     13.70        11.55
             --------------------------------------- ---------------------------------------------------
Q3`05        Average                                    13.75     10.35    12.00        NA        10.65
             Median                                     13.75     10.35    12.00        NA        10.65
             --------------------------------------- ---------------------------------------------------

COBK         Colonial Bankshares, Inc. (MHC)             6.00      6.90     7.50      5.70        10.00
HBOS         Heritage Financial Group (MHC)              7.50      7.20     9.30     10.00        10.80
NPEN         North Penn Bancorp, Inc. (MHC)             10.00      2.50     1.50      1.50        10.18
RCKB         Rockville Financial, Inc. (MHC)             4.80     10.50    19.60     38.90        13.32
FFCO         FedFirst Financial Corp. (MHC)             -6.60     -7.10   -14.50     -9.00         8.53
BFSB         Brooklyn Federal Bancorp, Inc. (MHC)       -0.50     -0.10    -5.00      7.90        10.25
             --------------------------------------- ---------------------------------------------------
Q2`05        Average                                     3.53      3.32     3.07      9.17        10.51
             Median                                      5.40      4.70     4.50      6.80        10.22
             --------------------------------------- ---------------------------------------------------

PBIP         Prudential Bancorp, Inc. of
             Pennsylvania (MHC)                         -1.50     -6.50   -12.50      8.40        11.26
KFFB         Kentucky First Federal Bancorp (MHC)        7.90     11.00    12.40     15.50        10.25
KRNY         Kearny Financial Corp (MHC)                13.90     14.30    10.80      6.00        11.36
HFBL         Home Federal Bancorp, Inc. of
             Louisiana (MHC)                            -1.00      0.00    -0.80     -6.00         9.46
BVFL         BV Financial, Inc. (MHC)                   -6.50     -4.00    -1.50     -8.60         8.60
GTWN         Georgetown Bancorp, Inc. (MHC)              2.00      0.00     0.50     -3.50         9.05
             --------------------------------------- ---------------------------------------------------
Q1`05        Average                                     2.47      2.47     1.48      1.97        10.00
             Median                                      0.50         -    (0.15)     1.25         9.86
             --------------------------------------- ---------------------------------------------------

             --------------------------------------- ---------------------------------------------------
2005 YTD     Average                                     4.76      4.46     3.66      6.19        10.31
             Median                                      5.40      5.00     4.25      6.00        10.22
             --------------------------------------- ---------------------------------------------------

SFBI         SFSB Inc. (MHC)                             7.50      0.00    -0.50     -7.50         9.10
OSHC         Ocean Shore Holding Company (MHC)          21.50     22.50     6.30     10.40        10.85
LPBC         Lincoln Park Bancorp (MHC)                 10.00     12.50     0.20      2.00         8.62
ABBC         Abington Community Bancorp, Inc.
             (MHC)                                      33.50     33.00    29.00     34.70        12.01
HOME         Home Federal Bancorp, Inc. (MHC)           24.90     28.00    23.30     27.50        12.33
ACFC         Atlantic Coast Federal Corporation
             (MHC)                                      17.50     24.80    29.30     36.20        13.50
PSBH         PSB Holdings, Inc. (MHC)                    5.00      6.30     4.50     16.00        10.15
NVSL         Naugatuck Valley Financial Corp.
             (MHC)                                       8.00      8.10     4.20      7.60        11.45
SIFI         SI Financial Group Inc. (MHC)              12.00     10.50     9.40     22.50        11.37
             --------------------------------------- ---------------------------------------------------
Q4`04        Average                                    15.54     16.19    11.74     16.60        11.04
             Median                                     12.00     12.50     6.30     16.00        11.37
             --------------------------------------- ---------------------------------------------------

FFFS         First Federal Financial Services,
             Inc. (MHC)                                 15.00     20.50    35.00     35.00        13.00
MNCK         Monadnock Community Bancorp, Inc.
             (MHC)                                       3.75      2.50    -3.13     -0.13         8.75
OFFO         Osage Federal Financial Inc. (MHC)         20.00     22.50     9.50      9.50        13.79
WAWL         Wawel Savings Bank (MHC)                   29.50     25.00    12.50     25.00        10.05
             --------------------------------------- ---------------------------------------------------
Q2`04        Average                                    17.06     17.63    13.47     17.34        11.40
             Median                                     17.50     21.50    11.00     17.25        11.53
             --------------------------------------- ---------------------------------------------------

KFED         K-Fed Bancorp (MHC)                        34.90     30.00    15.10     29.00        12.12
CZWI         Citizens Community Bancorp (MHC)           23.70     32.50    17.50     18.50        11.11
CSBK         Clifton Savings Bancorp, Inc. (MHC)        22.50     37.50    32.90     24.00        10.32
CHEV         Cheviot Financial Corp. (MHC)              33.20     34.70    33.00     31.00        11.25
             --------------------------------------- ---------------------------------------------------
Q1`04        Average                                    28.58     33.68    24.63     25.63        11.20
             Median                                     28.45     33.60    25.20     26.50        11.18
             --------------------------------------- ---------------------------------------------------

             --------------------------------------- ---------------------------------------------------
2004         Average                                    17.91     19.49    14.34     17.85        10.54
             Median                                     18.75     22.50    11.00     20.50        11.18
             --------------------------------------- ---------------------------------------------------

FLTB         Flatbush Federal Bancorp, Inc. (MHC)       48.86     40.34    46.02     45.45         8.80
             --------------------------------------- ---------------------------------------------------
Q4`03        Average                                    48.86     40.34    46.02     45.45         8.80
             Median                                     48.86     40.34    46.02     45.45         8.80
             --------------------------------------- ---------------------------------------------------

             --------------------------------------- ---------------------------------------------------
2003         Average                                    48.86     40.34    46.02     45.45         8.80
             Median                                     48.86     40.34    46.02     45.45         8.80
             --------------------------------------- ---------------------------------------------------

             --------------------------------------- ---------------------------------------------------
1/1/2003     Average                                    13.16     13.88    11.11     14.43        10.69
10/14/2005   Median                                     10.00     11.00     9.35     10.40        10.46
             --------------------------------------- ---------------------------------------------------

Source:  SNL Securities Data, FinPro Calculations

Between September 2, 2005 and October 14, 2005 recent MHC conversions have performed poorly. The median price change for 2005 conversions over this timeframe was (2.91%). Recent New Jersey MHC conversions have underperformed recent MHC conversions nationally over this timeframe. The price change for recent New Jersey MHC conversions is: Colonial (9.09%), Kearny (4.86%), Ocean Shore (6.14%), Lincoln Park (7.81%),Wawel (4.29%) and Clifton 0.88%.

                    FIGURE 2 - RECENT CONVERSION PRICE CHANGE

                                                                        --------------------
                                                                              Current
                                                                             Stock Price       Price
                                                                IPO     --------------------   Change
   Ticker                 Short Name                            Date    10/14/2005  9/2/2005    ($)
------------------------------------------------------------------------------------------------------
ISBC         Investors Bancorp, Inc. (MHC)                    10/12/05        10.06      NA        NA
WAUW         Wauwatosa Holdings, Inc. (MHC)                   10/05/05        10.60      NA        NA
OTTW         Ottawa Savings Bancorp, Inc. (MHC)               07/15/05         9.75   10.65    -8.45%
UBNK         United Financial Bancorp, Inc. (MHC)             07/13/05        11.55   11.70    -1.28%
COBK         Colonial Bankshares, Inc. (MHC)                  06/30/05        10.00   11.00    -9.09%
HBOS         Heritage Financial Group (MHC)                   06/30/05        10.80   11.06    -2.35%
NPEN         North Penn Bancorp, Inc. (MHC)                   06/02/05        10.18   10.19    -0.10%
RCKB         Rockville Financial, Inc. (MHC)                  05/23/05        13.32   13.57    -1.84%
FFCO         FedFirst Financial Corp. (MHC)                   04/07/05         8.53    8.90    -4.16%
BFSB         Brooklyn Federal Bancorp, Inc. (MHC)             04/06/05        10.25   11.96   -14.30%
PBIP         Prudential Bancorp, Inc. of Pennsylvania (MHC)   03/30/05        11.26   11.90    -5.38%
KFFB         Kentucky First Federal Bancorp (MHC)             03/03/05        10.25   10.18     0.69%
KRNY         Kearny Financial Corp (MHC)                      02/24/05        11.36   11.94    -4.86%
HFBL         Home Federal Bancorp, Inc. of Louisiana (MHC)    01/21/05         9.46    9.80    -3.47%
BVFL         BV Financial, Inc. (MHC)                         01/14/05         8.60    8.80    -2.27%
GTWN         Georgetown Bancorp, Inc. (MHC)                   01/06/05         9.05    9.25    -2.16%

             -----------------------------------------------------------------------------------------
2005 YTD     Average                                                                           -4.22%
             Median                                                                            -2.91%
             -----------------------------------------------------------------------------------------

SFBI         SFSB Inc. (MHC)                                  12/31/04         9.10    9.20    -1.09%
OSHC         Ocean Shore Holding Company (MHC)                12/22/04        10.85   11.56    -6.14%
LPBC         Lincoln Park Bancorp (MHC)                       12/20/04         8.62    9.35    -7.81%
ABBC         Abington Community Bancorp, Inc. (MHC)           12/17/04        12.01   12.84    -6.46%
HOME         Home Federal Bancorp, Inc. (MHC)                 12/07/04        12.33   13.01    -5.23%
ACFC         Atlantic Coast Federal Corporation (MHC)         10/05/04        13.50   14.30    -5.59%
PSBH         PSB Holdings, Inc. (MHC)                         10/05/04        10.15   10.30    -1.46%
NVSL         Naugatuck Valley Financial Corp. (MHC)           10/01/04        11.45   12.45    -8.03%
SIFI         SI Financial Group Inc. (MHC)                    10/01/04        11.37   12.14    -6.34%
FFFS         First Federal Financial Services, Inc. (MHC)     06/29/04        13.00   13.40    -2.99%
MNCK         Monadnock Community Bancorp, Inc. (MHC)          06/29/04         8.75    8.65     1.16%
OFFO         Osage Federal Financial Inc. (MHC)               04/01/04        13.79   13.50     2.15%
WAWL         Wawel Savings Bank (MHC)                         04/01/04        10.05   10.50    -4.29%
KFED         K-Fed Bancorp (MHC)                              03/31/04        12.12   12.80    -5.31%
CZWI         Citizens Community Bancorp (MHC)                 03/30/04        11.11   12.75   -12.86%
CSBK         Clifton Savings Bancorp, Inc. (MHC)              03/04/04        10.32   10.23     0.88%
CHEV         Cheviot Financial Corp. (MHC)                    01/06/04        11.25   11.89    -5.38%

             -----------------------------------------------------------------------------------------
2004 YTD     Average                                                                           -4.40%
             Median                                                                            -5.31%
             -----------------------------------------------------------------------------------------

FLTB         Flatbush Federal Bancorp, Inc. (MHC)             10/21/03         8.80    9.20    -4.35%

             -----------------------------------------------------------------------------------------
2003 YTD     Average                                                                           -4.35%
             Median                                                                            -4.35%
             -----------------------------------------------------------------------------------------

Source:  SNL Securities Data, FinPro Calculations

Based upon the performance of recent MHC offerings since the date of the initial appraisal, FinPro believes that the "moderate downward adjustment" for subscription interest needs to adjusted to a "downward adjustment".

--------------------------------------
        COMPARABLE GROUP PRICE
              CHANGE
--------------------------------------


Eight of the twelve Comparable Group members experienced a decrease in stock price. The decrease in the median stock price was 0.04% and the average stock price decrease was 2.05%.

                       FIGURE 3 - COMPARABLE PRICE CHANGE

                                                            10/14/2005   10/14/2005     9/2/2005
                                                              Market        Stock        Stock      Dollar  Percentage
                                                              Value         Price        Price      Change    Change
  Ticker                      Short Name                       ($M)          ($)          ($)        ($)        (%)
------------------------------------------------------------------------------------------------------------------------
            Comparable Group
ALLB        Greater Delaware Valley Savings Bank (MHC)            89.70         26.07        26.76    (0.69)     -2.58%
BCSB        BCSB Bankcorp, Inc. (MHC)                             78.90         13.37        13.15     0.22       1.67%
CHEV        Cheviot Financial Corp. (MHC)                        111.60         11.25        11.89    (0.64)     -5.38%
CSBK        Clifton Savings Bancorp, Inc. (MHC)                  313.10         10.32        10.23     0.09       0.88%
FFFS        First Federal Financial Services, Inc. (MHC)          51.00         13.00        13.40    (0.40)     -2.99%
GCBC        Greene County Bancorp Inc. (MHC)                      75.50         18.28        17.70     0.58       3.28%
GOV         Gouverneur Bancorp Inc. (MHC)                         28.10         12.30        12.48    (0.18)     -1.44%
JXSB        Jacksonville Bancorp, Inc. (MHC)                      25.60         13.00        12.86     0.14       1.09%
KFED        K-Fed Bancorp (MHC)                                  174.90         12.12        12.80    (0.68)     -5.31%
ONFC        Oneida Financial Corp. (MHC)                          80.50         10.60        11.20    (0.60)     -5.36%
PBHC        Pathfinder Bancorp, Inc. (MHC)                        32.00         13.00        13.50    (0.50)     -3.70%
WFD         Westfield Financial Inc. (MHC)                       227.00         22.80        23.83    (1.03)     -4.32%
------------------------------------------------------------------------------------------------------------------------


            Comparable Average                                   107.33         14.68        14.98    (0.31)     -2.05%
            Comparable Median                                     79.70         13.00        13.01    (0.00)     -0.04%

Source:  SNL Securities and FinPro Calculations

The Comparable Group's median price to fully converted LTM core earnings per share decreased by 7.95%. The median price to fully converted tangible book value decreased by 0.92%.

             FIGURE 4 - COMPARABLE FULLY CONVERTED MULTIPLE CHANGES

                                                           ---------------------------------------------------------------------
                                                                                    Price Multiple Changes
                                                           ---------------------------------------------------------------------
                                                             10/14/2005   9/2/2005             10/14/2005   9/2/2005
                                                                Core        Core    Percentage    Book        Book   Percentage
                                                              LTM EPS      LTM EPS   Change       Value       Value    Change
  Ticker                      Short Name                        (x)          (x)       (x)         (%)         (%)       (%)
--------------------------------------------------------------------------------------------------------------------------------
            Comparable Group
ALLB        Greater Delaware Valley Savings Bank (MHC)          43.32       44.11    -1.80%       93.33       94.21    -0.94%
BCSB        BCSB Bankcorp, Inc. (MHC)                           72.81       72.10     0.99%       91.17       90.40     0.84%
CHEV        Cheviot Financial Corp. (MHC)                       35.55       37.20    -4.43%       85.77       88.59    -3.19%
CSBK        Clifton Savings Bancorp, Inc. (MHC)                 43.04       42.75     0.69%       89.10       88.65     0.50%
FFFS        First Federal Financial Services, Inc. (MHC)        21.60       22.17    -2.56%       83.16       84.63    -1.74%
GCBC        Greene County Bancorp Inc. (MHC)                    21.89       21.26     2.93%      109.78      108.09     1.56%
GOV         Gouverneur Bancorp Inc. (MHC)                       26.86       27.19    -1.21%       86.81       87.52    -0.81%
JXSB        Jacksonville Bancorp, Inc. (MHC)                    25.55       25.29     1.05%       79.39       78.79     0.76%
KFED        K-Fed Bancorp (MHC)                                 28.27       32.20   -12.21%       95.80       99.21    -3.44%
ONFC        Oneida Financial Corp. (MHC)                        16.71       17.56    -4.86%       87.67       90.45    -3.07%
PBHC        Pathfinder Bancorp, Inc. (MHC)                      32.78       33.85    -3.18%       81.50       83.29    -2.16%
WFD         Westfield Financial Inc. (MHC)                      30.77       31.94    -3.65%       99.15      101.43    -2.25%
--------------------------------------------------------------------------------------------------------------------------------


            Comparable Average                                  33.26       33.97    -2.08%       90.22       91.27    -1.16%
            Comparable Median                                   29.52       32.07    -7.95%       88.39       89.53    -1.28%


                                                           ---------------------------------------------------------------------
                                                                                   Price Multiple Changes
                                                           ---------------------------------------------------------------------
                                                             10/14/2005   9/2/2005
                                                              Tangible    Tangible  Percentage  10/14/2005  9/2/2005  Percentage
                                                              Bk Value    Bk Value   Change       Assets     Assets    Change
  Ticker                      Short Name                        (%)          (%)       (%)         (%)         (%)       (%)
--------------------------------------------------------------------------------------------------------------------------------
            Comparable Group
ALLB        Greater Delaware Valley Savings Bank (MHC)         93.33       94.21     -0.94%        20.01      20.47    -2.25%
BCSB        BCSB Bankcorp, Inc. (MHC)                          94.00       93.23      0.82%         9.29       9.14     1.59%
CHEV        Cheviot Financial Corp. (MHC)                      85.77       88.59     -3.19%        33.45      35.03    -4.50%
CSBK        Clifton Savings Bancorp, Inc. (MHC)                89.10       88.65      0.50%        31.44      31.20     0.74%
FFFS        First Federal Financial Services, Inc. (MHC)       83.16       84.63     -1.74%        31.38      32.16    -2.44%
GCBC        Greene County Bancorp Inc. (MHC)                  109.78      108.09      1.56%        22.83      22.18     2.93%
GOV         Gouverneur Bancorp Inc. (MHC)                      86.81       87.52     -0.81%        21.30      21.57    -1.26%
JXSB        Jacksonville Bancorp, Inc. (MHC)                   87.43       86.81      0.72%         9.67       9.57     1.13%
KFED        K-Fed Bancorp (MHC)                                98.23      101.65     -3.37%        23.90      26.40    -9.46%
ONFC        Oneida Financial Corp. (MHC)                      102.41      105.25     -2.70%        16.87      17.73    -4.87%
PBHC        Pathfinder Bancorp, Inc. (MHC)                     91.67       93.48     -1.94%         9.75      10.13    -3.69%
WFD         Westfield Financial Inc. (MHC)                     99.15      101.43     -2.25%        24.90      25.88    -3.78%
--------------------------------------------------------------------------------------------------------------------------------


            Comparable Average                                 93.40       94.46     -1.12%        21.23      21.79    -2.55%
            Comparable Median                                  92.50       93.36     -0.92%        22.07      21.88     0.86%

Source: SNL Securities and FinPro Calculations

The Comparable Group's median price to GAAP LTM core earnings per share decreased by 9.21%. The median price to GAAP tangible book value decreased by 2.56%.

                   FIGURE 5 - COMPARABLE GAAP MULTIPLE CHANGES

                                                           ---------------------------------------------------------------------
                                                                                    Price Multiple Changes
                                                           ---------------------------------------------------------------------
                                                             10/14/2005   9/2/2005             10/14/2005   9/2/2005
                                                                Core        Core    Percentage    Book        Book   Percentage
                                                              LTM EPS      LTM EPS   Change       Value       Value    Change
  Ticker                      Short Name                        (x)          (x)       (x)         (%)         (%)       (%)
--------------------------------------------------------------------------------------------------------------------------------
            Comparable Group
ALLB        Greater Delaware Valley Savings Bank (MHC)           66.10     67.80    -2.51%        258.20     265.00    -2.57%
BCSB        BCSB Bankcorp, Inc. (MHC)                           151.70    149.20     1.68%        180.90     177.90     1.69%
CHEV        Cheviot Financial Corp. (MHC)                        43.30     45.70    -5.25%        143.70     151.90    -5.40%
CSBK        Clifton Savings Bancorp, Inc. (MHC)                  54.90     54.40     0.92%        154.20     152.80     0.92%
FFFS        First Federal Financial Services, Inc. (MHC)         24.50     25.30    -3.16%        136.50     140.70    -2.99%
GCBC        Greene County Bancorp Inc. (MHC)                     26.10     25.30     3.16%        227.70     220.40     3.31%
GOV         Gouverneur Bancorp Inc. (MHC)                        32.20     32.60    -1.23%        151.30     153.50    -1.43%
JXSB        Jacksonville Bancorp, Inc. (MHC)                     30.00     29.70     1.01%        123.60     122.30     1.06%
KFED        K-Fed Bancorp (MHC)                                  33.70     39.10   -13.81%        192.70     203.00    -5.07%
ONFC        Oneida Financial Corp. (MHC)                         19.00     20.10    -5.47%        151.20     159.80    -5.38%
PBHC        Pathfinder Bancorp, Inc. (MHC)                       42.70     44.40    -3.83%        149.90     155.70    -3.73%
WFD         Westfield Financial Inc. (MHC)                       36.30     38.00    -4.47%        181.20     189.40    -4.33%
--------------------------------------------------------------------------------------------------------------------------------


            Comparable Average                                   46.71     47.63    -1.94%        170.93     174.37    -1.97%
            Comparable Median                                    35.00     38.55    -9.21%        152.75     157.75    -3.17%


                                                           ---------------------------------------------------------------------
                                                                                   Price Multiple Changes
                                                           ---------------------------------------------------------------------
                                                             10/14/2005   9/2/2005
                                                              Tangible    Tangible  Percentage  10/14/2005  9/2/2005  Percentage
                                                              Bk Value    Bk Value   Change       Assets     Assets    Change
  Ticker                      Short Name                        (%)          (%)       (%)         (%)         (%)       (%)
--------------------------------------------------------------------------------------------------------------------------------
            Comparable Group
ALLB        Greater Delaware Valley Savings Bank (MHC)           258.20    265.00    -2.57%       23.19       23.80    -2.56%
BCSB        BCSB Bankcorp, Inc. (MHC)                            192.40    189.20     1.69%        9.78        9.62     1.66%
CHEV        Cheviot Financial Corp. (MHC)                        143.70    151.90    -5.40%       39.69       41.94    -5.36%
CSBK        Clifton Savings Bancorp, Inc. (MHC)                  154.20    152.80     0.92%       37.01       36.68     0.90%
FFFS        First Federal Financial Services, Inc. (MHC)         136.50    140.70    -2.99%       36.78       37.91    -2.98%
GCBC        Greene County Bancorp Inc. (MHC)                     227.70    220.40     3.31%       25.30       24.50     3.27%
GOV         Gouverneur Bancorp Inc. (MHC)                        151.30    153.50    -1.43%       23.79       24.14    -1.45%
JXSB        Jacksonville Bancorp, Inc. (MHC)                     144.30    142.80     1.05%       10.11       10.00     1.10%
KFED        K-Fed Bancorp (MHC)                                  202.80    213.50    -5.01%       27.34       30.56   -10.54%
ONFC        Oneida Financial Corp. (MHC)                         201.10    212.50    -5.36%       18.36       19.39    -5.31%
PBHC        Pathfinder Bancorp, Inc. (MHC)                       187.70    194.90    -3.69%       10.47       10.87    -3.68%
WFD         Westfield Financial Inc. (MHC)                       181.20    189.40    -4.33%       27.02       28.24    -4.32%
--------------------------------------------------------------------------------------------------------------------------------


            Comparable Average                                   181.76    185.55    -2.04%       24.07       24.80    -2.96%
            Comparable Median                                    184.45    189.30    -2.56%       24.55       24.32     0.93%

Source: SNL Securities and FinPro Calculations

The change in the Comparable pricing would indicate that the estimated value range should be reduced slightly.

----------------------------------------------
           THRIFT EQUITY MARKET
----------------------------------------------


Since September 2, 2005, (the date of the market prices in FinPro's appraisal) the market for thrift stocks, as measured by the SNL Thrift Index, decreased 6.95%. The SNL MHC Index decreased 1.48% during this time period. Meanwhile, the S&P 500 Index and the Dow Jones Industrial Average decreased 2.58% and 1.53%, respectively. The index changes were as follows:

                         FIGURE 6 - PERIOD INDEX CHANGE

                                   9/2/2005       10/14/2005        $ Change         % Change
--------------------------------------------------------------------------------------------------
Index
                                                                 ---------------------------------
MHC Index                           2,904.5          2,861.5          (42.99)          -1.48%
                                                                 ---------------------------------

                                                                 ---------------------------------
SNL Index                           1,593.0          1,482.3         (110.71)          -6.95%
                                                                 ---------------------------------

                                                                 ---------------------------------
S&P 500                             1,218.0          1,186.6          (31.45)          -2.58%
                                                                 ---------------------------------

                                                                 ---------------------------------
Dow Jones Industrial Average       10,447.4         10,287.3         (160.03)          -1.53%
                                                                 ---------------------------------

Source: SNL Securities and FinPro Calculations

The move in the SNL Thrift Index and the SNL MHC Index would indicate that the estimated value range should be adjusted slightly downward.

----------------------------------------------
          VALUATION DETERMINATION
----------------------------------------------


As in our initial appraisal, FinPro analyzed the pro forma price to core earnings, pro forma price to tangible book and pro forma price to book ratios in combination with one another in determining an appropriate pro forma estimated market value for the Bank.

Since the date of the initial appraisal:

     o The performance of recent MHC conversions, particularly ones in New Jersey, has weakened, as shown in Figure 2. As such, it is appropriate to change the subscription interest adjustment factor to "downward" from "moderate downward".

     o during that same period of time, eight of the twelve Comparable Group members experienced a decrease in their stock price. The average price decreased 2.05% and the median price increased 0.04%, as shown in Figure 4; and

     o the SNL MHC Index decreased 1.48%, the SNL Thrift Index increased 6.95% and the S&P 500 and the Dow Jones Industrial Average decreased 2.58% and 1.53%, respectively, as shown in Figure 6;

Based upon these factors, FinPro is of the opinion that the pro forma pricing multiples of estimated value range established in the September 2, 2005 appraisal should be reduced.

However, the pro forma price to tangible book multiple will decline based upon the pro forma adjustment to capital for the $2.9 million gain on sale. As such, FinPro believes that the range established as of September 2, 2005 is still appropriate after considering the impact of the gain on sale recognized in the September 30, 2005 quarter end.

----------------------------------------------
        FULL OFFERING VALUE IN
        RELATION TO COMPARABLES
----------------------------------------------


The Bank's valuation at the midpoint as if fully converted is estimated to be $44,000,000. Based upon a range below and above the midpoint value, the relative values are $37,400,000 at the minimum and $50,600,000 at the maximum, respectively. At the super maximum of the range, the offering value would be $58,190,000.

At the various levels of the estimated value range, the full offering would result in the following offering data:

                     FIGURE 7 - VALUE RANGE - FULL OFFERING

-------------------------------------------------------------------------------
                                         Total         Price          Total
Conclusion                              Shares       Per Share        Value
-------------------------------------------------------------------------------

Appraised Value - Midpoint             4,400,000       $10.00     $ 44,000,000

Range:
  - Minimum                            3,740,000        10.00       37,400,000
  - Maximum                            5,060,000        10.00       50,600,000
  - Super Maximum                      5,819,000        10.00       58,190,000

Source:  FinPro Inc. Pro forma Model

           FIGURE 8 - AS IF FULLY CONVERTED OFFERING PRICING MULTIPLES

                                            ----------------------------------------------------------------------------------------
                                                Bank            Comparables                State                    National
                                            ----------------------------------------------------------------------------------------
                                                            Mean       Median        Mean       Median         Mean        Median
                                                            ----       ------        ----       ------         ----        ------
                                       Min      50.00
Price-Core Earnings Ratio P/E          Mid      52.63      33.26        29.52       37.90        41.75        34.32        31.60
-----------------------------
                                       Max      62.50
                                      Smax      66.67

                                       Min     65.79%
Price-to-Book Ratio P/B                Mid     70.42%      90.22%       88.39%      87.30%       89.10%       92.26%       91.05%
-----------------------
                                       Max     74.18%
                                      Smax     77.94%

                                       Min     65.79%
Price-to-Tangible Book Ratio P/TB      Mid     70.42%      93.40%       92.50%      89.82%       90.17%       95.38%       92.81%
---------------------------------
                                       Max     74.18%
                                      Smax     77.94%

                                       Min     10.58%
Price-to-Assets Ratio P/A              Mid     12.25%      21.23%       22.07%      26.42%       31.44%       23.42%       24.07%
-------------------------
                                       Max     13.87%
                                      Smax     15.67%

Source:  FinPro Calculations

   FIGURE 9 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S
                               PRO FORMA MIDPOINT

                                              --------------------------------------------------------------
                                                                    Price Relative to
                                              --------------------------------------------------------------
                                                Earnings    Core Earnings    Book   Tangible Book   Assets
------------------------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion            111.11          52.63     70.42%      70.42%      12.25%
------------------------------------------------------------------------------------------------------------
Comparable Group Median                            35.00          29.52     88.39%      92.50%      22.07%
------------------------------------------------------------------------------------------------------------
(Discount) Premium                                217.46%         78.29%   -20.33%     -23.87%     -44.48%
------------------------------------------------------------------------------------------------------------

Source:  SNL data, FinPro Calculations

As Figure 9 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a premium of 78.29% on a fully converted core earnings basis. On a price to fully converted tangible book basis, the Bank is priced at a 23.87% discount to the Comparable Group.

  FIGURE 10 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S
                            PRO FORMA SUPER MAXIMUM

                                              --------------------------------------------------------------
                                                                    Price Relative to
                                              --------------------------------------------------------------
                                                Earnings    Core Earnings    Book   Tangible Book   Assets
------------------------------------------------------------------------------------------------------------
The Bank (at the supermax) Full Conversion        125.00          66.67     77.94%      77.94%      15.67%
------------------------------------------------------------------------------------------------------------
Comparable Group Median                            35.00          29.52     88.39%      92.50%      22.07%
------------------------------------------------------------------------------------------------------------
(Discount) Premium                               257.14%        125.85%    -11.82%     -15.74%     -28.98%
------------------------------------------------------------------------------------------------------------

Source:  SNL data, FinPro Calculations

As Figure 10 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a premium of 125.85% on a fully converted core earnings basis. On a price to fully converted tangible book basis, the Bank is priced at a 15.74% discount to the Comparable Group.

The Bank's pricing at the midpoint for a MHC conversion assuming an issuance of 44.40%, is $19,800,000. Based upon a range below and above the midpoint value, the relative values are $16,830,000 at the minimum and $22,770,000 at the maximum, respectively. At the super maximum of the range, the offering value would be $26,185,500.

                    FIGURE 11 - VALUE RANGE MHC OFFERING DATA

--------------------------------------------------------------------------------
                                             Total    Price per      Total
Conclusion                                   Shares      Share       Value
--------------------------------------------------------------------------------
Appraised Value - $38,073,200 at 44%       1,683,000     $10      $16,830,000
Appraised Value - $44,792,000 at 44%       1,980,000     $10      $19,800,000
Appraised Value - $51,510,800 at 44%       2,277,000     $10      $22,770,000
Appraised Value - $59,237,420 at 44%       2,618,550     $10      $26,185,500

Source:  FinPro Inc. Pro forma Model


The pro forma pricing multiples are as follows:

            FIGURE 12 - GAAP MHC PRICING MULTIPLES TO THE MHC MARKET

                                            ----------------------------------------------------------------------------------------
                                                Bank            Comparables                State                    National
                                            ----------------------------------------------------------------------------------------
                                                            Mean       Median        Mean       Median         Mean        Median
                                                            ----       ------        ----       ------         ----        ------

                                    $38,073,200    62.50
Price-Core Earnings Ratio P/E       $44,792,000    76.92    46.71       35.00       37.90        41.75        47.08         36.30
-----------------------------       $51,510,800    83.33
                                    $59,237,420    90.91

                                    $38,073,200   95.33%
Price-to-Book Ratio P/B             $44,792,000  105.26%   170.93%     152.75%      87.30%       89.10%      177.88%       163.50%
-----------------------             $51,510,800  114.03%
                                    $59,237,420  123.00%

                                    $38,073,200   95.33%
Price-to-Tangible Book Ratio P/TB   $44,792,000  105.26%   181.76%     184.45%      89.82%       90.17%      188.89%       175.80%
---------------------------------   $51,510,800  114.03%
                                    $59,237,420  123.00%

                                    $38,073,200   11.14%
Price-to-Assets Ratio P/A           $44,792,000   13.00%    24.07%      24.55%      26.42%       31.44%       26.47%        26.38%
-------------------------           $51,510,800   14.84%
                                    $59,237,420   16.92%

Source:  FinPro Computations


 FIGURE 13 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                              --------------------------------------------------------------
                                                                    Price Relative to
                                              --------------------------------------------------------------
                                                Earnings    Core Earnings    Book   Tangible Book   Assets
------------------------------------------------------------------------------------------------------------
The Bank (at midpoint) MHC                       250.00          76.92      105.26%     105.26%     13.00%
------------------------------------------------------------------------------------------------------------
Unadjusted MHC Trading Median                     32.95          35.00      152.75%     184.45%     24.55%
------------------------------------------------------------------------------------------------------------
(Discount) Premium                               658.73%        119.77%     -31.09%     -42.93%    -47.04%
------------------------------------------------------------------------------------------------------------

Source:  SNL data, FinPro Calculations

As Figure 13 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a premium of 119.77% on a GAAP core earnings basis. On a price to GAAP tangible book basis, the Bank is priced at a 42.93% discount to the Comparable Group.


           FIGURE 14 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S
                            PRO FORMA SUPER MAXIMUM

                                              --------------------------------------------------------------
                                                                    Price Relative to
                                              --------------------------------------------------------------
                                                Earnings    Core Earnings    Book   Tangible Book   Assets
------------------------------------------------------------------------------------------------------------
The Bank (at the supermax) MHC                   250.00          90.91      123.00%     123.00%     16.92%
------------------------------------------------------------------------------------------------------------
Unadjusted MHC Trading Median                     32.95          35.00      152.75%     184.45%     24.55%
------------------------------------------------------------------------------------------------------------
(Discount) Premium                               658.73%        159.74%     -19.48%     -33.32%    -31.07%
------------------------------------------------------------------------------------------------------------

Source:  SNL data, FinPro Calculations

As Figure 14 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a premium of 159.74% on a GAAP core earnings basis. On a price to GAAP tangible book basis, the Bank is priced at a 33.32% discount to the Comparable Group.

As a secondary check, FinPro also considered the trading levels of five other New Jersey based thrifts that undertook a mutual holding company reorganization.

         FIGURE 15 - PRICING RELATIVE TO OTHER RECENT NJ MHC CONVERSIONS

                                                                     ----------------------------------------------------------
                                                                            Current Price in Relation to FULLY CONVERTED
                                                            Current  ----------------------------------------------------------
                                                             Stock                 LTM                    Tangible
                                                             Price    LTM EPS   Core EPS    Book Value   Book Value     Assets
Ticker   Short Name                                           ($)       (x)        (x)          (%)          (%)          (%)
-------------------------------------------------------------------------------------------------------------------------------
CSBK     Clifton Savings Bancorp, Inc. (MHC)                 10.32     42.75      43.04        89.10         89.10      31.44
COBK     Colonial Bankshares, Inc. (MHC)                     10.00        NA         NA           NA            NA         NA
ISBC     Investors Bancorp, Inc. (MHC)                       10.06        NA         NA           NA            NA         NA
KRNY     Kearny Financial Corp (MHC)                         11.36     32.94      41.75        82.63         90.19      31.76
OSHC     Ocean Shore Holding Company (MHC)                   10.85     49.23      28.92        90.17         90.17      16.07

         ----------------------------------------------------------------------------------------------------------------------
         Median                                                        42.75      41.75        89.10         90.17      31.44
         ----------------------------------------------------------------------------------------------------------------------

         ----------------------------------------------------------------------------------------------------------------------
         Magyar - Minimum                                             111.11      50.00        65.79         65.79      10.58
         Magyar - Mid Point                                           111.11      52.63        70.42         70.42      12.25
         Magyar - Maximum                                             125.00      62.50        74.18         74.18      13.87
         Magyar - Super Maximum                                       125.00      66.67        77.94         77.94      15.67
         ----------------------------------------------------------------------------------------------------------------------

         ----------------------------------------------------------------------------------------------------------------------
         Implied After Market Price Assuming Smax Close                   NM     $ 6.26      $ 11.43       $ 11.57    $ 20.06
         ----------------------------------------------------------------------------------------------------------------------

Source:  SNL Data, FinPro Computations

----------------------------------------------
           VALUATION CONCLUSION
----------------------------------------------


It is FinPro's opinion that as of October 14, 2005, the estimated pro forma market value of the Bank in a full offering was $44,000,000 at the midpoint of a range with a minimum of $37,400,000 and a maximum of $50,600,000 at 15% below and 15% above the midpoint of the range, respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value in a full offering is $58,190,000. The shares issued to the foundation will be funded using authorized but unissued shares. Including the shares issued to the foundation, the valuation range is $38,073,200, $44,792,000, $51,510,800, and $59,237,420 at the minimum, midpoint, maximum and super maximum, respectively.

Using the pro forma market values for a full offering shown above, the amount of stock publicly offered as part of the MHC reorganization issuing 44.20% will equal 1,683,000 shares, 1,980,000 shares, 2,277,000 shares and 2,618,550 shares at the minimum, midpoint, maximum and super maximum, respectively. Additionally, the Bank will issue 67,320, 79,200, 91,080, and 104,742 shares to the charitable foundation at the minimum, midpoint, maximum and super maximum, respectively.



Respectfully Submitted,

/s/ FinPro, Inc.

FinPro, Inc.